EXHIBIT 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d–1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with such other undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of common stock, $0.001 par value per share, of Garrett Motion Inc. beneficially owned by each of them, and agrees that this Joint Filing Agreement be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned executed this Joint Filing Agreement as of October 28, 2020.

Keyframe Fund I, L.P.
By:	Keyframe Capital Advisors, L.L.C. its General Partner
By:	/s/ John R. Rapaport
	Name:	John R. Rapaport
	Title:	Managing Member

Keyframe Fund II, L.P.
By:	Keyframe Capital Advisors, L.L.C. its General Partner
By:	/s/ John R. Rapaport
	Name:	John R. Rapaport
	Title:	Managing Member

Keyframe Fund III, L.P.
By:	Keyframe Capital Advisors, L.L.C. its General Partner
By:	/s/ John R. Rapaport
	Name:	John R. Rapaport
	Title:	Managing Member

Keyframe Fund IV, L.P.
By:	Keyframe Capital Advisors, L.L.C. its General Partner
By:	/s/ John R. Rapaport
	Name:	John R. Rapaport
	Title:	Managing Member

Keyframe Capital Advisors, L.L.C.
By:	/s/ John R. Rapaport
	Name:	John R. Rapaport
	Title:	Managing Member

Keyframe Capital Partners, L.P.
By:	/s/ John R. Rapaport
	Name:	John R. Rapaport
	Title:	Chief Investment Officer and Managing Partner

Keyframe Partners GP, L.L.C.
By:	/s/ John R. Rapaport
	Name:	John R. Rapaport
	Title:	Managing Member
/s/ John R. Rapaport
John R. Rapaport